Exhibit 99.13

PRELIMINARY FORM OF PROXY CARD

US LEC CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                 , 200

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Richard T. Aab and J. Lyle Patrick, and each of them, proxies, each with full power of substitution, and hereby authorizes them, to represent and to vote all the shares of common stock and preferred stock of US LEC Corp. held of record by such stockholder on                 , 200  , at the Special Meeting of Stockholders to be held at                 ,                 , on                  200  , at                  a.m., Eastern Standard Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and in the discretion of such proxies upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Joint Proxy Statement/Prospectus, the receipt of which such stockholder acknowledges.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” the proposals 1, 2 and 3, and as said proxies deem advisable on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available until 11:59 PM Eastern Time the day prior to the date of the Special Meeting of Stockholders

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet https:// www.[address]		Telephone 1-[number]		Mail

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site listed above.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call the number listed above.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Do not mail back your proxy card if you have voted by Internet or telephone.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Please mark your votes as shown here:  ☒

The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2 and 3 below. To vote in accordance with the Board of Directors’ recommendation, merely sign on the reverse side; no boxes need to be checked.

1.	Adoption of the Agreement and Plan of Merger, dated as of August 11, 2006, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., and approval of the merger of WC Acquisition Sub U Corp. with and into US LEC Corp.

FOR	☐
AGAINST	☐
ABSTAIN	☐

PLEASE COMPLETE PROPOSAL 2 OR SUB-PROPOSALS 2(A) THROUGH 2(F), BUT NOT BOTH. IF YOU MARK BOTH PROPOSAL 2 AND ANY OF SUB-PROPOSALS 2(A) THROUGH 2(F) BELOW, ONLY YOUR VOTE ON PROPOSAL 2 WILL BE COUNTED.

2.	If you wish to vote FOR or AGAINST, or to ABSTAIN with respect to, the proposal to approve the Restated Certificate of Incorporation of PAETEC Holding Corp. in its entirety (including ALL proposed provisions of the restated certificate of incorporation listed in Sub-Proposals 2(A) through 2(F) below) in the form attached as Annex F to and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in this Proposal 2 and skip Sub-Proposals 2(A) through 2(F) below.

FOR	☐
AGAINST	☐
ABSTAIN	☐

Alternatively, if you wish to vote separately FOR or AGAINST, or to ABSTAIN with respect to, each proposed provision of the Restated Certificate of Incorporation of PAETEC Holding Corp. listed in Sub-Proposals 2(A) through 2(F) below and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in each of Sub-Proposals 2(A) through 2(F) below. A vote AGAINST, or an ABSTENTION with respect to, ANY of Sub-Proposals 2(A) through 2(F) below will have the same effect as a vote AGAINST a necessary requirement of the mergers referred to in the Joint Proxy Statement/Prospectus.

2(A)	Approval of an increase in the authorized capital stock of PAETEC Holding Corp. to 320,000,000 shares, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2(B)	Approval of the divestiture of the requirement of any class or series vote to change the number of authorized shares of any class or series of PAETEC Holding Corp. capital stock.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2(C)	Approval of supermajority vote requirement to amend provisions of the PAETEC Holding Corp. bylaws that fix the size and composition of the board until the third anniversary of the effective time of the mergers.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2(D)	Approval of a classified board consisting of three classes of directors, with each class coming up for election every three years.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2(E)	Approval of restrictions on the ability of stockholders to act by written consent in lieu of a meeting of stockholders.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2(F)	Approval of the divestiture of the right of PAETEC Holding Corp. stockholders to approve amendments to the restated certificate of incorporation that relate solely to terms of preferred stock that may be issued in the future.

FOR	☐
AGAINST	☐
ABSTAIN	☐

3.	Approval of the PAETEC Holding Corp. 2006 Omnibus Incentive Plan in the form attached as Annex I.

FOR	☐
AGAINST	☐
ABSTAIN	☐

4.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Special Meeting of Stockholders or any adjournments or postponements thereof.

The shares represented by this Proxy will be voted “FOR” Proposals 1, 2 and 3 set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) __________________________________________	DATE __________________________________________

SIGNATURE(S) __________________________________________	DATE __________________________________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.